Certification of Chief Executive Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Proper Power and Energy, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph E. Abdo, Chief Executive Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PROPER POWER AND ENERGY, INC.

/s/:  Joseph E. Abdo

JOSEPH E. ABDO,

Chief Executive Officer

March 30, 2011